PAR VALUE $0.001
COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 866820 400

SUN OPPORTUNITY I, INC.

CERTIFICATE NUMBER

SHARES

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

SUN OPPORTUNITY I, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

MARTIN CHOPP
President & Chief Executive Officer

SUN OPPORTUNITY I, INC.
Corporate
Seal
NEVADA

MARTIN CHOPP
Secretary

Countersigned and Registered:
WORLDWIDE STOCK TRANSFER, LLC.
New Jersey
www.worldwidestocktransfer.com

By ______
Authorized Signature